Corporate Universe Inc

2093 Philadelphia Pike 8334
Claymont, Delaware 19703

Company Name Genealogy

#1	May 28, 1986 Incorporated:	Cross Atlantic Capital Inc
#2	January 5, 1998 Name Change to:	Elgin e2 Inc
#3	June 16, 1998 Name Change to:	Elgin Technologies Inc.
#4	September 30, 2008 Name Change to:	Inicia Incorporated
#5	August 9, 2010 Name Change to:	Corporate Universe Inc
#6	June 29, 2011 Name Change to:	Carrier Alliance Group Inc
#7	July 17, 2020 Name Change to:	Corporate Universe Inc.
#8	July 20, 2020 Certificate of Good Standing	

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "CROSS ATLANTIC CAPITAL INC.", FILED IN THIS OFFICE ON THE TWENTY-EIGHTH DAY OF MAY, A.D. 1986, AT 9 O`CLOCK A.M.

Jeffrey W. Bullock, Secretary of State

2092153 8100
SR# 20206490851

Authentication: 203381508
Date: 07-31-20

756148007

FILED

MAY 28 1986

CERTIFICATE OF INCORPORATION

OF

CROSS ATLANTIC CAPITAL INC.

The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

FIRST: The name of the corporation (hereinafter called the "corporation") is

CROSS ATLANTIC CAPITAL INC.

SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH: The total number of shares of stock which the corporation shall have authority to issue is 50,000,000. The par value of each of such shares is $.001. All such shares are of one class and are shares of Common Stock.

FIFTH: The name and the mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
J. A. Kent	229 South State Street, Dover, Delaware

SIXTH: The corporation is to have perpetual existence.

SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

2. After the original or other By-Laws of the corporation have been adopted, amended, or

pealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (b)(2) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

NINTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another

capacity while holding such office, and shall continue as to a person who has ceased to be director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

TENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisionn of this Article TENTH.

Signed on May 28, 1986.

J. A. Kent
Incorporator

ARTICLES OF AMENDMENT TO CERTIFICATE OF INCORPORATION OF CROSS ATLANTIC CAPITAL INC.
(A DELAWARE CORPORATION)
(PURSUANT TO SECTION 242)

Pursuant to the applicable provisions of the Delaware corporation Law, the undersigned corporation adopts the following Articles of Amendment to its Certificate of Incorporation by stating the following:

FIRST: The following Amendment to the Certificate of Incorporation had been duly approved by the Board of Directors on September 30, 1997.

SECOND: Article FIRST of the Certificate of Incorporation of this corporation is amended to read in full as follows:

"FIRST: The name of the corporation is:
Elgin e^2, Inc."

THIRD: The foregoing Amendment to the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Delaware law on September 30, 1997. The total number of shares voting in favor of the Amendment equaled or exceeded the vote required. The number of shares voting for such Amendment was 2,948,992 and the number of shares voting against such Amendment was 0.

We further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of our own knowledge.

In witness whereof, the corporation has caused this Articles of Amendment to Certificate of Incorporation to be signed by authorized officers this 30th day of September, 1997.

DATED: September 30, 1997 CROSS ATLANTIC CAPITAL INC.

By: Phillip Dabchor, President

By: Amy Moll, Secretary

Certificate.amd

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:30 PM 06/16/1998
981232626 – 2092153

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

******

ELGIN e^3, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"):

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of ELGIN e^3, INC. be amended by changing Article 1 thereof so that, as amended, said Article shall be and read as follows:

"1. The name of the Corporation is: Elgin Technologies, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders having not less than the minimum number of votes that would be necessary to authorize or take such action have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by William Mosconi, its President, this 8th day of May, 1998.

ELGIN e^3, INC.

By: ______________________
William Mosconi, its President

G:\ELGIN\ELGINCERT-AME.DOC

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:00 AM 10/07/2008
FILED 11:00 AM 10/07/2008
SRV 081021437 - 2092153 FILE

STATE OF DELAWARE
DELAWARE INTO DELAWARE
AGREEMENT OF MERGER

Now on this 30th day of September, 2008 A.D., ELGIN TECHNOLOGIES, INC., and the INICIA INCORPORATED, all Delaware Corporations, pursuant to Section 251 of the General Corporation law of the State of Delaware, have entered into the following Agreement of Merger:

WITNESSETH, that:

WHEREAS, the respective Boards of Directors of the foregoing named corporations deem it advisable that the corporations merge into a single corporation as hereinafter specified; and

WHEREAS, said ELGIN TECHNOLOGIES, INC., filed its certificate of Incorporation in the office of the Secretary of State of the State of Delaware on May 28, 1986; and

WHEREAS, said INICIA INCORPORATED, filed its certificate of Incorporation in the office of the Secretary of State of the State of Delaware on July 11, 2005; and

NOW, THEREFORE, the corporations, parties to this Agreement, by and between their respective Boards of Directors, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe the terms and conditions of said merger and of carrying the same into effect as follows:

FIRST: That INICIA INCORPORATED shall be and hereby merged into ELGIN TECHNOLOGIES, INC., which shall be the surviving corporation.

SECOND: The Certificate of Incorporation of ELGIN TECHNOLOGIES, INC., as in effect on the date of the merger provided for in this Agreement, shall continue in full force and effect as the Certificate of Incorporation of the corporation surviving this merger, under the name of INICIA INCORPORATED.

THIRD: The manner of converting the outstanding shares of each of the constituent corporations shall be as follows:

> An exchange of one share of common stock of INICIA INCORPORATED for one new share of the surviving corporation.

FOURTH: This merger shall become effective upon the filing with the Secretary of State of Delaware

IN WITNESS WHEREOF, the parties to this Agreement, pursuant to authority duly given by their respective Board of Directors, have caused these presents to be executed by an authorized officer of each party hereto.

ELGIN TECHNOLOGIES, INC.
By: ______________________
Authorized Officer
Name: Michael S. Krome
Title: Sole Officer

INICIA INCORPORATED.

By: ______________________
Authorized Officer
Name: Bruce Dugan
Title: President

State of Delaware
Secretary of State
Division of Corporations
Delivered 03:55 PM 08/09/2010
FILED 03:55 PM 08/09/2010
SRV 100812894 - 2092153 FILE

CERTIFICATE of AMENDMENT of CERTIFICATE of INCORPORATION of INICIA INCORPORATED.

Pursuant to § 242 of the General Corporation Law of the State of Delaware

The undersigned, pursuant to the provisions of the General Corporation Law of the State of Delaware, do hereby certify and set forth as follows:

FIRST: That at a meeting of the Board of Directors of INICIA INCORPORATED (the "Corporation"), the following resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable:

> RESOLVED, that the Board of Directors hereby declares it advisable and in the best interests of the Company that Article FIRST of the Certificate of Incorporation be amended to read as follows:
>
> > "FIRST: The name of the Corporation shall be **Corporate Universe Inc.**"

SECOND: That the said amendment has been consented to and authorized by the holders of a majority of the issued and outstanding stock entitled to vote by written consent in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by John Ahearn, this 31st Day of July 2010.

John Ahaern,
Authorized Officer

6

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:00 AM 06/29/2011
FILED 10:00 AM 06/29/2011
SRV 110779490 - 2092153 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION
OF
CORPORATE UNIVERSE INC.
(A Delaware Corporation)

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a Meeting of the Board of Directors of

Corporate Universe Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

"1. The name of the Corporation is: Carrier Alliance Group, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 14 day of June, 2011

By: ______________________
Christopher Panzeca, its CEO

1

State of Delaware
Secretary of State
Division of Corporations
Delivered 04:10 PM 07/17/2020
FILED 04:10 PM 07/17/2020
SR 20206288130 - File Number 2092153

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of

Carrier Alliance Group Inc.

resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

"1. The name of the Corporation is:

Corporate Universe, Inc."

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this 15th day of July, 2020.

By: [signature]
Authorized Officer

Title: CEO

Name: Isaac H. Sutton
Print or Type

8

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY "CORPORATE UNIVERSE, INC." IS DULY INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE AND IS IN GOOD STANDING AND HAS A LEGAL CORPORATE EXISTENCE SO FAR AS THE RECORDS OF THIS OFFICE SHOW, AS OF THE TWENTIETH DAY OF JULY, A.D. 2020.

Jeffrey W. Bullock, Secretary of State

2092153 8300

SR# 20206288130

You may verify this certificate online at corp.delaware.gov/authver.shtml

Authentication: 203308723

Date: 07-20-20